Exhibit 99.1

News Release Contact: Larry Vale Keane Investor Relations 617-241-9200 x1272 Albie Jarvis Porter Novelli 617-897-8200

KEANE REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS

Posted Strong Revenue Growth and Significant Increase in Bookings Over Prior Year

BOSTON, April 28, 2004 — Keane, Inc. (NYSE: KEA), a leading business and information technology (IT) outsourcing firm, today announced its results for the First Quarter ended March 31, 2004.

Keane’s revenues for the First Quarter 2004 were $215.8 million, above the Company’s previous guidance and an increase of 6 percent from revenues of $204.7 million in the First Quarter of 2003.  Net income for the First Quarter of 2004 was $5.5 million compared to net income of $10.6 million in the First Quarter of 2003.  Net income in the First Quarter of 2003 included an after-tax, non-recurring gain of $4.4 million realized from a favorable judgment in an arbitration proceeding.  Diluted earnings per share (EPS) for the First Quarter of 2004 was $.09, in line with previous guidance.  EPS for the First Quarter of 2003 was $.15 including the positive impact of approximately $.06 from the one-time gain in 2003.

Keane’s management believes that cash performance is the primary driver of long-term per share value, and accordingly, views cash earnings per share (CEPS)(1) as an important indicator of performance.  CEPS was $.12 in the First Quarter of 2004 compared to CEPS of $.12 for the same period last year, in line with previous guidance.

First Quarter 2004 Highlights:

•                  Reported sequential revenue growth of 10 percent over the Fourth Quarter of 2003.

•                  Grew outsourcing revenues to $104.5 million, a 13 percent increase from $92.8 million in the First Quarter of 2003.

•                  Achieved bookings of $409.7 million, a 100 percent increase from bookings of $204.6 million in the First Quarter of 2003 and a 66 percent increase from bookings of $247.3 million in the Fourth Quarter of 2003.

•                  Outsourcing bookings more than doubled from the First Quarter of 2003 to $266.9 million,

•                  Development & Integration bookings increased 25 percent from the First Quarter of 2003 to $39.7 million, and

•                  Other IT Services bookings increased 1 percent to $103.1 million.

(1)   CEPS excludes amortization of intangible assets, stock-based compensation, and in 2003, an arbitration award.  CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP).

•                  Improved Days Sales Outstanding (DSO)(2) to 52 days in the First Quarter of 2004 compared to 59 days in the First Quarter of 2003 and 53 days in the Fourth Quarter 2003.

•                  Increased billable personnel to 7,315 worldwide, up 10 percent from the Fourth Quarter of 2003.

•                  Completed the acquisition of Nims Associates, Inc., a $48 million IT Services company, on February 27, 2004.

•                  Repurchased 456,000 shares of common stock for $6.8 million.

Brian Keane, president and CEO of Keane, commented on First Quarter performance.  “Keane’s focus for 2004 is centered on profitable growth.  Our results in the First Quarter reflect this focus, the strength of our market positioning, and continued improvements in the economy and technology spending.  Keane’s leadership team feels very good about our prospects for growth in 2004.  Our strong bookings, continued increases in billable personnel, and robust sales pipeline support our confidence for 2004.”

“Keane’s outsourcing revenues and bookings have accelerated as businesses seek to optimize applications and business processes in order to reduce costs, improve business and IT effectiveness, and increase organizational flexibility,” he continued.   “Clients are increasingly recognizing the benefits of Keane’s balanced approach to outsourcing, leveraging both our local presence and global delivery.”

To provide an improved view into its business, Keane has revised how it categorizes its services.  Formerly known as Plan, Build, and Manage services, Keane will now report on its services using the following categories:

1.               Outsourcing Services (Application Outsourcing and Business Process Outsourcing)

2.               Development & Integration Services

3.               Other IT Services (IT Consulting, Project Management, and Staff Augmentation)

“We are introducing this change to provide more visibility into the growth areas of our business and to better align the reporting of our results with our strategic focus,” explained senior vice president of finance and CFO John Leahy.

During the First Quarter of 2004 Keane completed the acquisition of Nims Associates, Inc., which contributed approximately $4.6 million to Keane’s consolidated revenues in the quarter.  “We are on track with the integration of the Nims business and expect to realize the benefits of the costs synergies of the acquisition by the end of the Second Quarter of this year,” stated Leahy.  “We will continue to focus on improving Keane’s margins in order to maximize cash flow and enable us to make further investments in the growth areas of our business.”

(2)   DSO is calculated using trailing three months total revenue divided by the number of days in the period to determine daily revenue.  The average accounts receivable balance for the three-month period is then divided by daily revenue.

Business Outlook:

Based on the current economic outlook, Keane estimates revenues for the Second Quarter of 2004 to be in the range of $225 million to $235 million, EPS to be in the range of $.09 to $.11, and CEPS to be in the range of $.13 to $.15.

Conference Call:

Keane will host a conference call today at 8:30 a.m. (EDT) to discuss these results.  Interested parties may access the call via the Internet at www.keane.com or may dial 800-438-7212 (706-643-3476 from outside North America) and ask for the Keane call referencing reservation number 6519155.  A replay of the call will be available beginning at approximately 10:30 a.m. (EDT) today, through 5:00 p.m. (EDT) on May 7, 2004.  The replay may be accessed via the Internet at www.keane.com or by calling 1-800-642-1687 or 706-645-9291 and referencing reservation number 6519155.

About Keane:

Keane, Inc. (NYSE: KEA), helps clients to improve their business operations and IT effectiveness by delivering a broad range of business consulting and outsourcing services designed to achieve near-term and sustainable business benefit.  Specifically, Keane focuses on highly synergistic service offerings, including: Application Development & Integration, Application Outsourcing, and Business Process Outsourcing.  Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics.  Keane delivers its services through an integrated network of branch offices in North America and the United Kingdom, and via SEI CMM Level 5 evaluated Advanced Development Centers (ADCs) in Canada and India.  Information on Keane is available on the Internet at www.keane.com.

Safe Harbor for Forward-Looking Statements:

This press release contains a number of forward-looking statements concerning Keane’s current expectations as to future growth and its results of operations.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “projects,” “will,” “would,” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: continued or further downturns in the U.S. economy, political and economic conditions in India, the loss of one or more major clients, unanticipated disruptions to Keane’s business, the execution and successful completion of contracts evidencing the new bookings referred to in this release, the successful completion of software development or management projects, the availability and utilization rate of professional staff, the ability to successfully integrate Nims Associates, Inc. and realize the benefits of anticipated cost synergies of this acquisition, and other factors detailed under the caption “Certain Factors That May Affect Future Results” in Keane’s Annual Report on Form 10-K for the year ended December 31, 2003, which important factors are incorporated herein by this reference.   Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, including the potential impact of any future acquisitions, mergers, or dispositions it may make.

Keane, Inc.

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
	2004	2003
	(In thousands except per share amounts)
Revenues	$215,824	$204,662
Operating expenses
Salaries, wages, and other direct costs	149,990	142,431
Selling, general, and administrative expenses	53,217	48,075
Amortization of intangible assets	3,913	4,047
Operating income	8,704	10,109

Other income (expense) (1)
Interest and dividend income	1,055	247
Interest expense	(1,438)	(33)
Other income, net	125	7,278
Minority interest	761	—
Income before income taxes	9,207	17,601
Provision for income taxes	3,683	7,040

Net income	$5,524	$10,561

Basic earnings per share	$0.09	$0.15

Diluted earnings per share	$0.09	$0.15

Basic weighted average common shares outstanding	63,650	69,037
Diluted weighted average common shares and common share equivalents outstanding	64,829	69,089

Reconciliation of GAAP EPS to CEPS (2)

	Three Months Ended March 31,
	2004	2003
Income before income taxes	$9,207	$17,601
Add (Subtract):
Amortization of intangible assets and stock-based compensation	4,106	4,061
Arbitration award	—	(7,315)
Adjusted income before income taxes	13,313	14,347
Provision for income taxes	5,325	5,739
Adjusted net income	$7,988	$8,608
Diluted CEPS	$0.12	$0.12

(1)          Certain reclassifications have been made to the 2003 amounts to conform to the 2003 annual presentation. Such reclassifications have no effect on previously reported net income or stockholders’ equity.

(2)          We believe that cash performance is the primary driver of long-term per share value, thus we view cash earnings per share (CEPS) as an important indicator of performance. CEPS excludes amortization of intangible assets, stock-based compensation, and in 2003, an arbitration award. CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP).

Keane, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	As of March 31, 2004	As of December 31, 2003
	(In thousands)
Assets
Current:
Cash and cash equivalents	$48,383	$56,736
Restricted cash	232	1,586
Marketable securities	129,960	147,814
Accounts receivable, net	136,974	111,094
Prepaid expenses and deferred taxes	12,749	15,082
Total current assets	328,298	332,312
Property and equipment, net	79,274	75,431
Goodwill	303,883	292,924
Customer lists, net	62,033	57,908
Other intangible assets, net	12,086	13,124
Deferred taxes and other assets, net	25,461	26,288
Total assets	$811,035	$797,987

Liabilities
Current:
Short-term debt	$2,080	$2,678
Accounts payable	13,006	12,331
Accrued restructuring	6,504	6,947
Unearned income	7,071	8,869
Accrued compensation	41,528	36,220
Accrued expenses and other current liabilities	47,512	36,081
Total current liabilities	117,701	103,126

Long-term debt	150,061	150,193
Accrued long-term building costs	39,922	40,042
Accrued long-term restructuring	6,775	7,073
Deferred income taxes	33,044	30,879
Total liabilities	347,503	331,313
Minority interest	7,781	8,542
Equity
Stockholders’ equity	455,751	458,132
Total liabilities and stockholders’ equity	$811,035	$797,987

Keane, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2004	2003
	(In thousands)
Cash flows from operating activities:
Net income	$5,524	$10,561
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,857	6,664
Changes in operating assets and liabilities, net of acquisitions	(9,381)	(2,173)
Other, net	(3,744)	(684)
Net cash (used for) provided by operating activities	(744)	14,368

Cash flows from investing activities:
Purchase of investments, net of sales and maturities	18,261	(8,654)
Purchase of property and equipment	(4,200)	(5,189)
Payments for current year and prior year acquisitions, net of cash acquired	(17,747)	(903)
Other, net	121	59
Net cash used for investing activities	(3,565)	(14,687)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,749	1,942
Repurchase of common stock	(6,755)	(23,574)
Other, net	(165)	(263)
Net cash used for financing activities	(4,171)	(21,895)
Effect of exchange rate changes on cash	127	(284)
Net decrease in cash and cash equivalents	(8,353)	(22,498)
Cash and cash equivalents at beginning of period	56,736	46,383
Cash and cash equivalents at end of period	$48,383	$23,885

Keane, Inc.

Selected Financial Data (Unaudited)

	Three Months Ended March 31,
			Increase (Decrease)
	2004	2003	$	%
	(Dollars in thousands)
Reconciliation of GAAP Net Income to EBITDA (1)
Net income	$5,524	$10,561	$(5,037)	-47.7%
Add (Subtract):
Provision for income taxes	3,683	7,040	(3,357)	-47.7%
Arbitration award	—	(7,315)	7,315	-100.0%
Amortization of intangible assets and stock-based compensation	4,106	4,061	45	1.1%
Depreciation	2,944	2,617	327	12.5%
Interest and dividend income	(1,055)	(247)	(808)	n/m
Interest expense	1,438	33	1,405	n/m
EBITDA	$16,640	$16,750	$(110)	-0.7%

Service Line Revenues
Outsourcing	$104,544	$92,846	$11,698	12.6%
Development & Integration	42,267	42,382	(115)	-0.3%
Other IT Services	69,013	69,434	(421)	-0.6%
Total	$215,824	$204,662	$11,162	5.5%

Service Line Bookings (2)
Outsourcing	$266,935	$70,957	$195,978	276.2%
Development & Integration	39,687	31,709	7,978	25.2%
Other IT Services	103,059	101,929	1,130	1.1%
Total	$409,681	$204,595	$205,086	100.2%

Gross Margin
Revenues	$215,824	$204,662	$11,162	5.5%
Salaries, wages, and other direct costs	(149,990)	(142,431)	(7,559)	5.3%
Gross Margin	$65,834	$62,231	$3,603	5.8%
Gross Margin%	30.5%	30.4%

Days Sales Outstanding (DSO) (3)	52	59	(7)	-11.9%

n/m: not meaningful

(1)          EBITDA represents earnings before net interest, income taxes, depreciation, amortization of intangible assets, stock-based compensation, and in 2003, an arbitration award. EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure that we believe is an important indicator of our liquidity. Keane’s calculation of EBITDA may not be consistent with EBITDA measures of other companies. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the condensed consolidated statements of income.

(2)          Bookings represent the engagement value of contracts signed in the current reporting period.

(3)          DSO is calculated using trailing three months total revenue divided by the number of days in the period to determine daily revenue. The average accounts receivable balance for the three-month period is then divided by daily revenue.

Keane, Inc.

Realignment of Service Offering Categories for 2003 Quarterly Results (Unaudited)

	Q1 - 2003	Q2 - 2003	Q3 - 2003	Q4 - 2003
	(Dollars in thousands)

Service Line Revenues (1)
Outsourcing	$92,846	$90,865	$90,816	$94,905
Development & Integration	42,382	42,566	42,264	37,513
Other IT Services	69,434	70,080	67,341	63,964
Total	$204,662	$203,511	$200,421	$196,382

Service Line Bookings (2)
Outsourcing	$70,957	$131,287	$87,760	$122,938
Development & Integration	31,709	19,441	36,728	21,303
Other IT Services	101,929	74,494	66,892	103,103
Total	$204,595	$225,222	$191,380	$247,344

(1)          In order to align our reporting with our strategic priorities, beginning January 1, 2004, we are classifying our service offerings into the following three categories: Outsourcing, Development & Integration, and Other IT Services. These services were previously classified within our Plan, Build, and Manage service offerings in our Annual Report on Form 10-K for the year ended December 31, 2003. Prior period amounts have been reclassified to conform to the current presentation.

(2)          Bookings represent the engagement value of contracts signed in the current reporting period.

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